SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) January 27, 2005

                          MANAKOA SERVICES CORPORATION


              (FORMERLY KNOWN AS ELECTRONIC IDENTIFICATION, INC.)
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                     NEVADA
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


          000-27365                                88-0440528
--------------------------------------------------------------------------------
 (Commission File Number)               (I.R.S. Employer Identification No.)



        7203 W. Deschutes Avenue, Suite B, Kennewick, WA          99336
    ------------------------------------------------------------------------
          (Address of Principal Executive Offices)              (Zip Code)


                                 (509) 736-7000
               ---------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)




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Section 2 - Financial Informaition

        Item 2.02 - Results of Operations and Financial Condition.

Pro-forma combined statement of operations of Secure Logistix Corporaton (SLX) and Manakoa Services Corporation (MKOS).

On November 25, 2003, Manakoa Services Corporation ("MSC"), a private shell company incorporated on May 20, 2003, entered into a Stock Purchase Agreement with Secure Logistix Corporation ("SLX"), a Colorado corporation. Under the terms of the agreement, MSC agreed to acquire all of the issued and outstanding common stock of SLX in exchange for 6,100,000 shares of MSC common stock and $300,000 cash. The parties subsequently amended the agreement to replace the $300,000 cash with the assumption of $300,000 in liabilities. Following the acquisition, SLX became a wholly-owned subsidiary of MSC. However, for accounting purposes, the acquisition has been treated as a recapitalization of SLX, with MSC the legal surviving entity. Since MSC had minimal assets and no operations, the recapitalization has been accounted for as the sale of 12,200,000 shares of SLX common stock for the net liabilities of MSC.

The following unaudited pro forma combined statement of operations gives effect to the recapitalization as if it had occurred at the beginning of the period presented. The unaudited pro forma combined results of operations have been prepared for informational purposes only and do not purport to be indicative of the results of operations that actually would have occurred if the recapitalization had been consummated at the beginning of the periods presented, nor of results to be expected in the future.

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



Pro-forma combined statement of operations of Secure Logistix Corporaton (SLX) and Manakoa Services Corporation (MKOS). - continued.


              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
          May 20, 2003 (Inception) through November 24, 2003 (Manakoa)
                January 1, 2003 through November 24, 2003 (SLX)



                                                                     Pro Forma
                                                           -----------------------------
                                Manakoa          SLX        Adjustments     Combined
                             -------------- -------------- --------------  --------------

Service revenue                 $        --  $      34,000  $          --    $     34,000
                             -------------- -------------- --------------  --------------
Costs of services                        --         30,600             --          30,600
Stock-based compensation                 --        368,250             --         368,250
General and administrative             2646        151,920             --         154,566
Research and development                 --        497,917             --         497,917
Interest expense                         --             44             --              44
                             -------------- -------------- --------------  --------------
Net income (loss)               $     (2646) $ ( 1,014,731)            --    $ (1,017,377)
                             ============== ============== ==============  ==============
Net income (loss) per share,
basic and diluted               $     (0.00) $    (101.47)  $      101.41 A  $      (0.06)
                             ============== ============== ==============  ==============
Basic and diluted weighted
average common shares
outstanding                       12,200,00         10,000      6,090,000 A    18,300,000
                             ============== ============== ==============  ==============



Adjustment
----------
A. To increase weighted average common shares outstanding to reflect the shares issued in the Stock Purchase Agreement as if the transactions occurred at the beginning of the period.


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



Section 9 - Financial Statements and Exhibits

        Item 9.01 Financial Statements and Exhibits

Exhibit no.   Description
-----------   ---------------------------------------------------------------
99.1          Audited Financial Statements of Manakoa Services Corporation as of
              November 24, 2003,




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: 1/27/05                               By:  /s/  G. Robert Williams
                                             ----------------------------------
                                             Name:     G. Robert Williams
                                             Title:    Chief Executive Officer



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